Exhibit 10.21

Inventory Transfer Contract

Transferor (hereafter referred to as Party A): Lucksky Kelitai Air Power Machinery Co., Ltd.

Transferee: Sanhe City Lucksky Electrical Engineering Limited Company

As Party A has some inventories that it won’t need for its current production and business which Party B needs, Party B plans to buy the inventories under its possession and control. Through amiable negotiation, Party A and Party B come into this Contract:

Art. 1. Name, Specification, Quantity and Price of the Inventory

See the Inventory List for the inventory information that Party A transfers to Party B.

Art. 2. Term of Payment

The transferring price of RMB 130,918.80 shall be settled within one month after this Contract comes into effect.

Art. 3. Inventory Delivery Time

Party A shall deliver the inventories to Party B within one week after this Contract comes into effect.

Art. 4. Statement, Guarantee and Commitment

Party A and Party B have made the following statements, guarantee and commitments:

1. Party A is a legally founded and validly existing company in accordance with relevant laws of the People’s Republic of China;

2. Party A owns the right of inventory transferring and has the necessary act capacity.

3. Party B has made fully inspection on the inventory of Party A and agrees with the transfer according to this Contract;

4. Party B guarantees to be capable of fully paying the transfer price and perform its obligations as regulated in this Contract;

Party A and Party B shall arrange relevant person for handling the transfer procedure and the inventory list shall come into effect only after bearing the signatures of representatives of both parties.

Art. 5. Settlement of Other Expenses

The transportation expenses during the inventory transfer shall be borne by Party A.

Art. 6. Violation Responsibilities

1. After signing this Contract, both Party A and Party B shall strictly follow the provisions herein. In case one party (wrongdoer) violates this Contract and causes losses to the other party, the wrongdoer shall bear the violation responsibilities therefrom.

2. In case Party A fails to deliver relevant inventory as required, it shall pay 1% of the transfer price for the overdue part by day as penalty to Party B. Party B is entitled to require Party A continue performing this Contract.

3. In case Party B fails to settle the transfer price as required after this Contract comes into effect, Party A is entitled to terminate this Contract and Party B shall pay 2% of the total transfer price to Party A as penalty.

Art. 7. Force Majeure

The force majeure mentioned in this Contract refers to the unexpected, inevitable and unsurmountable objective situation.

1. The force majeure mentioned in this Contract includes but not limited to:

1). The announced or unannounced wars, war status, blockade, embargo, government decrees or other governmental actions;

2). Fire, flood, typhoon, hurricane, tsunami, landslide, earthquake, explosion, plague or epidemic diseases as well as other situations caused by natural factors.

3). Other force majeure agreed by both parties.

2. In case one party fails to perform part or all of the obligations of this Contract because of force majeure instead of its own fault, this party won’t be regarded as violating this Contract but it shall try everything possible for remedy and reduce the losses caused by the force majeure. In case the force majeure caused the Contract unable to continue, either party is entitled to terminate it.

3. Either party suffering from the force majeure shall inform, in written form, the other party of the actual condition within reasonable period and shall provide a report listing part or all of the Contract provisions that it can’t perform and give reasons for performing delay.

In case of force majeure, either party shall be free from any responsibility for the failure or delay of contract performance or for any damage, loss or more expenses caused to the other party.

The party suffering from force majeure shall take appropriate action to reduce or eliminate the influence and try to recover its obligations of this Contract within reasonable period.

Art. 8. Confidentiality

Both parties shall keep this Contract as well as all relevant details during the contract signing confidential. The correspondences and materials between both parties shall be regarded as confidential materials.

Without written permission of one party, the other party shall not disclose any content of this Contract to any third party except for the inventory transfer purpose. However, the disclosure to intermediate institutes, financial institutes or administrative institutes for performing this contract will be free from responsibility.

Art. 9. Notification

1. All official contacts, notice or information transfer between both parties shall be carried out in written form.

In case of emergency, one party may inform the other party in oral form in advance but shall make up the written from within reasonable period.

2. The written form regulated in this Contract includes but not limited to: letter, digital telegraph text, telegram, telex, fax, e-mail and other tangible form.

Art. 10. Contract Validity

This Contract will come into effect only after bearing the signatures and seals of the representatives of both parties.

Art. 11. Alteration and Amendment of This Contract

Any alteration or amendment of this Contract shall be made in written form through amiable negotiation between both parties and shall have signatures and seals of representatives of both parties.

Art. 12. Applicable Laws

The preparing, legal force, explanation, performance and solutions to disputes of this Contract shall find Laws of the People’s Republic of China as criteria.

Art. 13. Solutions to Disputes

1. In case of any disputes during the performance of this Contract, both parties shall negotiate with each other for solution. If the negotiation fails, both parties can apply to court for prosecution.

2. During the solving period of disputes, both parties shall not stop performing other provisions beyond disputes.

Art. 14. Miscellaneous

1. This Contract is prepared in Chinese and is in duplicate with each party holding one copy.

2. In case of any unaccomplished issue, both parties shall come into supplementary agreement which will be equal to this Contract in legal force.

3. Attachment: Inventory List

Party A (seal): Representative (signature):	Party B (seal): Representative (signature)